SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2016

DETERMINE, INC.

(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-29637 (Commission File No.)	77-0432030 (IRS Employee Identification No.)

2121 South El Camino Real

San Mateo, California 94403

(Address of Principal Executive Offices)

(650) 532-1500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 18, 2016, Determine, Inc. and its wholly owned subsidiary, Determine Sourcing, Inc., entered into Amendment Number Six to Amended and Restated Business Financing Agreement (the “Amendment”) with Western Alliance Bank, an Arizona corporation, as successor in interest to Bridge Bank, National Association. The Amendment, among other things, extended the maturity date of the underlying credit facility to April 20, 2016.

The summary set forth above does not purport to be complete and is qualified in its entirety by reference to the original credit facility as amended by the Amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off−Balance Sheet Arrangement of a Registrant.

Information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1

Amendment Number Six dated March 18, 2016 to Amended and Restated Business Financing Agreement with Western Alliance Bank, an Arizona corporation, as successor in interest to Bridge Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2016

DETERMINE, INC.

By:	/s/ John Nolan
Name:	John Nolan
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Amendment Number Six dated March 18, 2016 to Amended and Restated Business Financing Agreement with Western Alliance Bank, an Arizona corporation, as successor in interest to Bridge Bank, National Association.